Exhibit 4.2

EXECUTION VERSION

ASCENDIS PHARMA A/S

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This First Amendment (this “Amendment”) to Registration Rights Agreement is made and entered into as of December 11, 2015, with respect to that certain Registration Rights Agreement, dated as of November 24, 2014, by and among Ascendis Pharma A/S, a company organized under the laws of Denmark (the “Company”), and the investors listed on Schedule A thereto (each, an “Investor”, and together the “Investors”) (the “Agreement”).

RECITALS

WHEREAS, the Company and the undersigned Investors desire to amend the Agreement to provide registration rights to certain holders of ordinary shares that were issued to such holders upon conversion of the Company’s preference C shares;

WHEREAS, pursuant to Section 2.10 of the Agreement, the Company may not, without the prior written consent of the Holders (as defined in the Agreement) of at least 65% of the Registrable Securities (as defined in the Agreement) then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration;

WHEREAS, pursuant to Section 3.6 of the Agreement, any term of the Agreement may be amended with the written consent of the Company and the holders of at least 65% of the Registrable Securities then outstanding; and

WHEREAS, the Company and the holders of at least 65% of the Registrable Securities then outstanding, desire to amend the Agreement in accordance with the terms and provisions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments.

A. Section 1.14 of the Agreement is hereby amended to read in its entirety as follows:

““Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Series C Preferred Stock; (ii) the Ordinary Shares issuable or issued upon conversion of the Series D Preferred Stock; (iii) any Ordinary Shares, or any Ordinary Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after November 24, 2014; and (iv) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1 of this Agreement.”

B. A new Section 1.23 of the Agreement is hereby added to the Agreement and reads in its entirety as follows:

““Series C Preferred Stock” means the Company’s Preference C Shares, nominal value DKK 1 per share.”

2. Reference to and Effect on the Agreement. On or after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such to be deemed a reference to the Agreement as amended hereby.

3. No Other Amendments. Except as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

6. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment or the Agreement.

7. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(Signature pages follow)

2

The parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

COMPANY:

ASCENDIS PHARMA A/S

By:	/s/ Michael Wolff Jensen / Jan Møller Mikkelsen

Name:	Michael Wolff Jensen / Jan Møller Mikkelsen

Title:	Chairman / CEO

SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

The parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

INVESTORS:

SOFINNOVA CAPITAL V FCPR

By:	Sofinnova Capital V FCPR

By:	/s/ Rafaèle Tordjman
Rafaèle Tordjman, Managing Member

SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

The parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

INVESTORS:

SOFINNOVA VENTURE PARTNERS IX, L.P.

By:	Sofinnova Management IX, L.L.C. its General Partner

By:	/s/ Jim Healy
Jim Healy, Managing Member

SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

The parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

INVESTORS:

ORBIMED PRIVATE INVESTMENTS V, LP

By:	OrbiMed Capital GP V LLC,
its General Partner

By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

The parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

INVESTORS:

VIVO VENTURES FUND VII, L.P.
By:	Vivo Ventures VII, LLC
Its:	General Partner

/s/ Albert Cha
Albert Cha
Managing Member

VIVO VENTURES VII AFFILIATES FUND, L.P.
By:	Vivo Ventures VII, LLC
Its:	General Partner

/s/ Albert Cha
Albert Cha
Managing Member

SIGNATURE PAGE TO FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT